EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation Reports Fiscal 2012 First Quarter Results
MILWAUKEE (November 18, 2011)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today reported its financial results for the fiscal 2012 first quarter ended October 31, 2011.
Sales for the fiscal 2012 first quarter were up 6.0 percent to $349.5 million compared to $329.6 million in the first quarter of fiscal 2011. Organic sales increased by 3.5 percent, divestitures, net of acquisitions reduced sales by 0.2 percent, and the impact of foreign currency translation increased sales by 2.7 percent. By segment, organic sales increased 5.7 percent in the Americas, 3.7 percent in Europe, and organic sales declined 0.2 percent in the Asia-Pacific region.
Net income for the quarter ended October 31, 2011 was up 24.5 percent to $32.7 million compared to $26.3 million in the same quarter last year. Excluding after-tax restructuring charges of $2.6 million in the first quarter of fiscal 2011, net income was up 13.2 percent. Impacting net income was a 190 basis point reduction in our gross profit margin to 48.0 percent during the quarter ended October 31, 2011 and a 200 basis point reduction in selling, general and administrative expenses as a percentage of sales to 31.2 percent during the quarter ended October 31, 2011. During the quarter ended October 31, 2011, restructuring related expenses were not significant and are included in selling, general and administrative expenses.
Earnings per diluted Class A Common Share were up 24.0 percent to $0.62 in the first quarter of fiscal 2012 compared to $0.50 in the first quarter of fiscal 2011.
Commentary and Guidance:
“I am pleased with our net income growth and our organic sales growth in the first quarter. This profitability improvement is a direct result of our on-going initiatives to streamline our processes and improve our profitability through various activities including those stemming from the Brady Business Performance Systems (BBPS),” said Brady’s President and Chief Executive Officer Frank M. Jaehnert. “We also remain focused on improving our customer service and our customers’ buying experiences and investing in growth initiatives, especially our investments in developing proprietary new products that add customer value.”
“We are committed to putting our cash to work through a balanced approach of investing in organic growth opportunities, strategic acquisitions, and returning dividends to our shareholders and buying back Brady stock from time to time. During the first quarter, we repurchased 457,360 shares of Brady stock for $12.3 million,” said Brady Chief Financial Officer, Thomas J. Felmer. “We have recently seen the depreciation of certain foreign currencies versus the U.S. dollar and we expect some short-term impacts from the flooding in Thailand. We also remain cautious about the health of the overall global economy. As we look to the remainder of fiscal 2012, we are confident in our initiatives to drive revenue and net profit growth in spite of these challenges and we reiterate our full year fiscal 2012 guidance which includes low-single-digit organic sales growth and earnings per diluted Class A Common Share of between $2.30 and $2.50, exclusive of after-tax restructuring charges.”

A webcast regarding Brady’s fiscal 2012 first quarter financial results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and employs approximately 6,500 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2011 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2011. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, Except Per Share Amounts)

	(Unaudited)
	Three Months Ended October 31,
			Percentage
	2011	2010	Change
Net sales	$349,508	$329,588	6.0%
Cost of products sold	181,677	165,076	10.1%

Gross margin	167,831	164,512	2.0%

Operating expenses:
Research and development	9,809	9,944	-1.4%
Selling, general and administrative	108,932	109,324	-0.4%
Restructuring charges	—	3,641	-100.0%

Total operating expenses	118,741	122,909	-3.4%

Operating income	49,090	41,603	18.0%

Other income and (expense):
Investment and other income (expense)	(202)	290	-169.7%
Interest expense	(5,047)	(5,687)	-11.3%

Income before income taxes	43,841	36,206	21.1%

Income taxes	11,109	9,925	11.9%

Net income	$32,732	$26,281	24.5%

Per Class A Nonvoting Common Share:
Basic net income	$0.62	$0.50	24.0%
Diluted net income	$0.62	$0.50	24.0%
Dividends	$0.185	$0.18	2.8%

Per Class B Voting Common Share:
Basic net income	$0.60	$0.48	25.0%
Diluted net income	$0.60	$0.48	25.0%
Dividends	$0.168	$0.163	3.1%

Weighted average common shares outstanding (in thousands):
Basic	52,657	52,448
Diluted	52,954	52,810

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	(Unaudited)
	October 31, 2011	July 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$371,594	$389,971
Accounts receivable — net	232,837	228,483
Inventories:
Finished products	64,652	62,152
Work-in-process	16,259	14,550
Raw materials and supplies	28,752	27,484

Total inventories	109,663	104,186
Prepaid expenses and other current assets	42,120	35,647

Total current assets	756,214	758,287

Other assets:
Goodwill	792,303	800,343
Other intangible assets	84,461	89,961
Deferred income taxes	50,676	53,755
Other	19,444	19,244

Property, plant and equipment:
Cost:
Land	6,360	6,406
Buildings and improvements	103,683	104,644
Machinery and equipment	303,493	305,557
Construction in progress	13,431	11,226

	426,967	427,833

Less accumulated depreciation	290,704	287,918

Property, plant and equipment — net	136,263	139,915

Total	$1,839,361	$1,861,505

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$96,237	$98,847
Wages and amounts withheld from employees	46,221	69,798
Taxes, other than income taxes	8,963	7,612
Accrued income taxes	16,170	9,954
Other current liabilities	57,717	54,406
Current maturities on long-term debt	61,264	61,264

Total current liabilities	286,572	301,881

Long-term obligations, less current maturities	330,054	331,914

Other liabilities	68,200	71,518

Total liabilities	684,826	705,313

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,862,485 and 49,284,252 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	310,602	307,527
Earnings retained in the business	812,142	789,100
Treasury stock - 2,082,801 and 1,667,235 shares, respectively of Class A nonvoting common stock, at cost	(61,015)	(50,017)
Accumulated other comprehensive income	96,778	113,898
Other	(4,520)	(4,864)

Total stockholders’ investment	1,154,535	1,156,192

Total	$1,839,361	$1,861,505

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended
	October 31,
	2011	2010
Operating activities:
Net income	$32,732	$26,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,241	12,594
Deferred income taxes	4,399	(4,849)
Non-cash portion of stock-based compensation expense	3,591	4,069
Non-cash portion of restructuring charges	—	951
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(7,798)	(13,614)
Inventories	(7,156)	(3,689)
Prepaid expenses and other assets	(7,384)	1,078
Accounts payable and accrued liabilities	(21,814)	(16,909)
Income taxes	7,470	10,245

Net cash provided by operating activities	15,281	16,157

Investing activities:
Purchases of property, plant and equipment	(5,817)	(2,810)
Settlement of net investment hedges	(958)	—
Other	(233)	(908)

Net cash used in investing activities	(7,008)	(3,718)

Financing activities:
Payment of dividends	(9,690)	(9,424)
Proceeds from issuance of common stock	683	2,105
Purchase of treasury stock	(12,309)	—
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	456	(146)

Net cash used in financing activities	(20,860)	(7,465)

Effect of exchange rate changes on cash	(5,790)	6,286

Net (decrease) increase in cash and cash equivalents	(18,377)	11,260
Cash and cash equivalents, beginning of period	389,971	314,840

Cash and cash equivalents, end of period	$371,594	$326,100

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$6,082	$7,211
Income taxes, net of refunds	5,825	5,907

Information by regional segment for the three months ended October 31, 2011 and 2010 is as follows:

					Corporate
					and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
October 31, 2011	$153,863	$97,356	$98,289	$349,508	—	$349,508
October 31, 2010	$145,988	$92,050	$91,550	$329,588	—	$329,588

SALES GROWTH INFORMATION
Three months ended October 31, 2011:
Base	5.7%	3.7%	-0.2%	3.5%	—	3.5%
Currency	0.4%	3.7%	5.5%	2.7%	—	2.7%
Acquisitions/Divestitures	-0.7%	-1.6%	2.1%	-0.2%	—	-0.2%

Total	5.4%	5.8%	7.4%	6.0%	—	6.0%

Three months ended October 31, 2010:
Base	4.3%	0.7%	-0.3%	2.0%	—	2.0%
Currency	0.7%	-6.9%	4.4%	-0.5%	—	-0.5%
Acquisitions/Divestitures	2.2%	3.8%	0.0%	2.0%	—	2.0%

Total	7.2%	-2.4%	4.1%	3.5%	—	3.5%

SEGMENT PROFIT (LOSS)
Three months ended:
October 31, 2011	$43,230	$26,299	$13,304	$82,833	$(3,263)	$79,570
October 31, 2010	$39,359	$24,061	$16,829	$80,249	$(3,436)	$76,813
Percentage increase (decrease)	9.8%	9.3%	-20.9%	3.2%		3.6%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:
	October 31,	October 31,
	2011	2010
Total profit for reportable segments	$82,833	$80,249
Corporate and eliminations	(3,263)	(3,436)
Unallocated amounts:
Administrative costs	(30,480)	(31,569)
Restructuring costs	—	(3,641)
Investment and other income (expense)	(202)	290
Interest expense	(5,047)	(5,687)

Income before income taxes	43,841	36,206
Income taxes	(11,109)	(9,925)

Net income	$32,732	$26,281

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$32,732				$32,732
Interest expense	5,047				5,047
Income taxes	11,109				11,109
Depreciation and amortization	11,241				11,241

EBITDA (non-GAAP measure)	$60,129	$—	$—	$—	$60,129

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$26,281	$24,199	$28,589	$29,583	$108,652
Interest expense	5,687	5,850	5,103	5,484	22,124
Income taxes	9,925	8,205	8,607	8,669	35,406
Depreciation and amortization	12,594	12,908	12,020	11,305	48,827

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$55,041	$215,009

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.